UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2025

uniQure N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	001-36294	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Paasheuvelweg 25a, 1105 BP Amsterdam, The Netherlands	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +31-20-566-7394

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Ordinary Shares, par value €0.05 per share	QURE	The Nasdaq Stock Market LLC The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.              Entry Into a Material Definitive Agreement.

On January 7, 2025, uniQure N.V. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Leerink Partners LLC, as representative of the several underwriters named therein (the “Underwriters”), relating to an underwritten public offering (the “Offering”) of 4,411,764 ordinary shares of the Company (the “Firm Shares”), at a price to the public of $17.00 per ordinary share. Under the terms of the Underwriting Agreement, the Company also granted the Underwriters an option, exercisable for 30 days from the date of the Underwriting Agreement, to purchase up to an additional 661,764 ordinary shares of the Company (the “Optional Shares” and together with the Firm Shares, the “Shares”) at the public offering price less the underwriting discounts and commissions.

The Company estimates that the net proceeds from the Offering will be approximately $70.1 million, or approximately $80.7 million if the Underwriters exercise in full their option to purchase the Optional Shares, in each case, after deducting underwriting discounts and commissions and estimated offering expenses.

The Shares will be issued pursuant to a prospectus supplement dated January 7, 2025, and an accompanying base prospectus that form a part of the registration statement on Form S-3 that the Company filed with the Securities and Exchange Commission on January 7, 2025 (File No. 333-284168), which was automatically effective upon its filing. The closing of the Offering is expected to take place on or about January 10, 2025, subject to the satisfaction of customary closing conditions.

The Underwriting Agreement contains customary representations, warranties, covenants and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

The legal opinion of Rutgers & Posch N.V as to the legality of the Shares being offered is being filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 8.01	Other Events

On January 8, 2025, the Company issued a press release entitled “uniQure Announces Pricing of its Public Offering.” The full text of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of January 7, 2025, by and between the Company and Leerink Partners LLC, as representative of the several underwriters named therein.

5.1	Opinion of Rutgers & Posch N.V.

23.1	Consent of Rutgers & Posch N.V. (included in Exhibit 5.1)

99.1	Press Release of uniQure N.V. dated January 8, 2025

104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNIQURE N.V.

Date: January 8, 2025	By:	/s/ Jeannette Potts
JEANNETTE POTTS
Chief Legal and Compliance Officer